Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

June 11, 2012

The Fresh Market, Inc.

Ladies and Gentlemen:

We have acted as counsel for The Fresh Market, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Securities Act and the proposed offering and sale, from time to time pursuant to Rule 415 under the Securities Act, by certain of the Company’s stockholders to be named in a prospectus supplement, of an indeterminate number of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement; (b) the Certificate of Incorporation of the Company; (c) the Amended and Restated Bylaws of the Company; and (d) resolutions adopted by the Board of Directors of the Company on June 6, 2012 and by the Board of Directors and shareholders of the Company on November 4, 2010.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents. We have relied, with respect to certain factual matters, on representations of officers of the Company.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-

effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Common Stock is offered as contemplated by the Registration Statement; (c) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Common Stock offered thereby and will comply with all applicable laws; (d) the Common Stock will be offered and sold in accordance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) a definitive purchase, underwriting or similar agreement with respect to the Common Stock will have been duly authorized and validly executed and delivered by the Company, together with the other parties thereto; (f) none of the terms of the Common Stock to be established subsequent to the date hereof, nor the offer and delivery of such Common Stock, nor the compliance by the Company with the terms of such Common Stock will violate any applicable laws or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Cravath, Swaine & Moore LLP

The Fresh Market, Inc.

628 Green Valley Road, Suite 500

Greensboro, NC 27408